Exhibit 10.29

CONSULTING AGREEMENT

This consulting agreement (“Agreement”) is entered into as of November 20, 2025 (the “Effective Date”) between Hudson Global Ventures, LLC, a Nevada limited liability company (“Consultant”) and Urban-GRO, Inc., a Delaware corporation (“COMPANY”) (collectively, the “Parties”).

RECITAL

A. WHEREAS, COMPANY deems it to be in its best interest to retain Consultant to render to the COMPANY such services as may be needed; and

B. WHEREAS, the Parties agree, after having a complete understanding of the services desired and the services to be provided, that the COMPANY desires to retain Consultant to provide such assistance through its services for the COMPANY, and Consultant is willing to provide such services to the COMPANY; and

NOW, THEREFORE, in consideration of the mutual promises, conditions, and covenants herein contained, the Parties hereby agree as follows:

1. Duties and Consultant’s Fee.

(a) Term. The term for the services under this Agreement shall begin on the Effective Date and continue through the date that is three (3) calendar months after the Effective Date.

(b) Duties. The Consultant shall provide the COMPANY with business advisory services, guidance on growth strategies, and networking with its contacts on a non-exclusive basis for general business purposes. The Consultant will comply in all respects with all applicable federal and state securities laws, rules and regulations in performing its duties hereunder. The Consultant is not required to work a set number of hours or attend COMPANY’s meetings. The Consultant is in control of their own business opportunities, permitted to conduct business from locations of the Consultant’s choice, responsible to pay all of the Consultant’s costs of doing business, including but not limited to health insurance, dental insurance, workers compensation, off premises liability, and any other expenses, and responsible to timely remit all federal and state withholding taxes due on commissions earned, Social Security taxes, Medicare taxes, unemployment taxes, and all other applicable taxes. The Consultant is not now, and shall never become, an affiliate of the COMPANY in any manner.

(c) Consultant’s Fee; Legends. The COMPANY shall issue 763,018 shares of the COMPANY’s common stock (the “Shares”) to Consultant on the Effective Date in exchange for Consultant’s services as described herein. The Shares are earned in full as of the Effective Date. The issuance of the Shares is duly authorized and will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the COMPANY and will not impose personal liability upon the holder thereof. If (i) the merger transaction by and between the COMPANY and Flash Sports & Media, Inc., a Delaware corporation, as contemplated by that certain binding letter of intent dated on or around October 14, 2025, is consummated and (ii) the closing price of the Common Stock (as defined below) on the date that is six (6) months from the date of this Agreement (the “Second Market Price”) is lower than $0.70 (subject to appropriate adjustments for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock), then the Company shall pay the Cash Amount (as defined in this Agreement) to Consultant within two (2) business days after the date that is six (6) months from the date of this Agreement. “Cash Amount” shall mean an amount in cash equal to $500,000 minus the Share Value (as defined in this Agreement). The “Share Value” shall mean the Second Market Price multiplied by the number of Shares issued under this Agreement (subject to appropriate adjustments for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock).

In connection with this Agreement and the issuance of the Shares, the COMPANY represents and warrants to Consultant that as of the date hereof the common stock of the COMPANY, par value $0.001 per share (the “Common Stock”), is not a “penny stock” as defined in SEC Rule 240.3a51-1 (17 CFR § 240.3a51-1). If, at any time after the date of this Agreement, the Common Stock would be deemed to be a “penny stock” as defined in SEC Rule 240.3a51-1 (the “Trigger Date”), then the remaining Shares held by Consultant as of the Trigger Date (the “Remaining Shares”) shall automatically be deemed canceled and extinguished in the entirety as of the Trigger Date, and Consultant shall no longer have any rights to such Remaining Shares as of the Trigger Date. The COMPANY shall, on the Trigger Date, (i) provide to the Consultant and the Company’s transfer agent all documentation required by the COMPANY’s transfer agent for the cancellation of the Remaining Shares and (ii) pay to Consultant an amount in cash equal to the number of Remaining Shares multiplied by the closing price of the Common Stock on the date of this Agreement as reported by Nasdaq (the “Redemption Amount”). For the avoidance of doubt, Consultant shall no longer have any rights to the Remaining Shares as of the Trigger Date, except the right to enforce the COMPANY’s payment of the Redemption Amount in cash. The Consultant understands that, until such time as the Shares have been registered under the Securities Act of 1933, as amended, or may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form:

“NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL MAY BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S, OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

2. No Obligation. Consultant agrees that it is not an agent of COMPANY and may not bind or obligate COMPANY. Neither COMPANY nor Consultant is obligated to deal exclusively with the other.

3. Status of Consultant. Consultant is an independent contractor and is not and shall not be considered COMPANY’s agent for any purposes whatsoever. Consultant is not granted any right or authority to assume or create any obligations or liability, express or implied, on COMPANY’s behalf, or to negotiate on behalf of or bind COMPANY in any manner whatsoever.

4. Severable Provisions. The provisions of this Agreement are severable and if any one or more of its provisions is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

5. Binding Agreement. The rights and obligations of COMPANY under this Agreement shall inure to the benefit of, and shall be binding on, COMPANY and its successors and assigns, and the rights and obligations (other than obligations to perform services) of Consultant under this Agreement shall inure to the benefit of, and shall be binding upon, Consultant and his heirs, personal and legal representatives, executors, successors and administrators.

6. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, emailed, or sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at their respective addresses (or at such other address for a party as shall be specified by like notice). All such notices and other communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing. For purposes of this Agreement, “Business Day” shall mean any day, other than a Saturday, Sunday or national legal holiday.

7. Waiver. The failure of either party to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision as to any future violation thereof, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party’s right to assert all other legal remedies available to it under the circumstances.

8. Miscellaneous. This Agreement may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

9. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event Consultant is subject to any action, claim, or proceeding resulting from this Agreement, the COMPANY agrees to indemnify and hold harmless the Consultant from any such action, claim, or proceeding. Indemnification shall include all fees, costs and reasonable attorneys’ fees that the Consultant may incur. In claiming indemnification hereunder, the Consultant shall provide the COMPANY written notice of any claim that the Consultant reasonably believes falls within the scope of this Agreement. The Consultant shall control such defense and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the Consultant shall not be final without the Consultant’s written consent. Any liability of the Consultant and its officers, directors, controlling persons, employees or agents under this Agreement shall not exceed the amount of fees actually paid to Consultant by the Company pursuant this Agreement.

10. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience and are not a part of this Agreement and shall not be used in construing it.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the Effective Date.

COMPANY:

URBAN-GRO, INC.

By:	/s/ Bradley Nattrass
Name:	Bradley Nattrass
Title:	Chief Executive Officer

CONSULTANT:

HUDSON GLOBAL VENTURES, LLC

By:	/s/ Seth Ahdoot
Name:	Seth Ahdoot
Title:	Member